Exhibit 99.1

Contact:  Greg Eden

                508-293-7195

                eden_greg@emc.com

FOR IMMEDIATE RELEASE

EMC REPORTS THIRD QUARTER RESULTS

Record Quarterly Revenues Driven by Growth of New EMC Storage Platforms,

VMware Infrastructure

HOPKINTON, Mass. – October 17, 2006 – EMC Corporation (NYSE:EMC), the world leader in information management and storage, today reported financial results for the third quarter of 2006. The company’s 13th consecutive quarter of double-digit revenue growth was highlighted by strong demand for new EMC® Symmetrix® DMX-3 and EMC CLARiiON® CX3 networked storage systems and VMware® Infrastructure.

Total consolidated revenue for the third quarter of 2006 was a record $2.82 billion, 19% higher than the $2.37 billion reported for the third quarter of 2005. The September 2006 acquisitions of RSA Security and Network Intelligence, which form the foundation of EMC’s new security division, contributed $37.8 million to EMC’s third quarter 2006 revenue. Excluding revenue related to these acquisitions, revenue for the quarter was $2.78 billion, also a record for EMC and 17% higher than the third quarter of 2005.

Net income for the third quarter of 2006 was $283.7 million or $0.13 per diluted share. Excluding the impact of the September acquisitions, diluted earnings per share were also $0.13. Reported third quarter 2005 diluted earnings per share were $0.17, which included a $0.04 tax-related benefit and excluded $0.03 related to stock option expense. Adjusting for these third-quarter 2005 items, diluted earnings per share for the third quarter of 2006 were up 30% compared with the year-ago third quarter.

EMC also announced plans to implement consolidation efforts designed to deliver a more unified experience to customers through the further integration of EMC and most of the 21 acquisitions made over the past three years and by improving efficiencies across the company’s business. The actions are expected to result in the departure of approximately 1,250 employees worldwide by the end of 2007. As a result, EMC estimates that it will record a pre-tax charge of between $150 million and $175 million or $0.06 per diluted share in the fourth quarter of 2006 to cover the cost of these consolidation efforts. VMware will continue to operate as an independent subsidiary of EMC and is not part of these actions.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC had a very solid quarter. We delivered the highest quarterly revenues in our 27-year history, even before including revenues from the newly acquired RSA Security and Network Intelligence businesses. We also achieved higher-than-expected earnings per share. We continue to grow significantly faster than the markets we serve, and we are clearly gaining a larger share of our growing worldwide market opportunity.

“Information storage, VMware and our EMC Smarts® resource management software were among the standouts during the quarter,” continued Tucci. “Our storage business benefited from strong customer response to the new Symmetrix DMX-3 and CLARiiON CX-3 systems introduced in the first half of the year. Outstanding execution from VMware delivered accelerated revenue growth for the second consecutive quarter as the new VMware Infrastructure 3 began to be deployed in data centers around the world. License revenue from our EMC Smarts products more than doubled as customers took advantage of our model-based approach to resource management, deploying it not only within their networks, but also across application and storage environments.

“At EMC our focus is on information,” Tucci continued. “Over the past three years we have invested nearly $10 billion to bring innovative technologies to our customers through our own R&D and acquisitions. Today we have the world’s best solutions for storing information, protecting and securing information, managing and moving information, and optimizing information infrastructures. Our greatest opportunity and competitive advantages lie in the value realized by our customers when these capabilities come together in a unified information infrastructure.”

Commenting further on the planned consolidation efforts, Tucci said, “These actions, while difficult, are necessary. Customers are asking us to approach them more as a single, integrated partner, and to streamline some of our processes in order to bring innovation to them even faster, more simply and more cost-effectively than we do today. The time is right for us to accelerate the integration of EMC and most of the companies we have acquired over the past three years, create more efficient, centralized corporate functions, reduce management layers, and take greater advantage of opportunities to improve our overall cost structure.”

Quarterly Results

Systems revenue in the third quarter was $1.3 billion, a 19% increase over the year-ago quarter. Software license and maintenance revenue grew 25% to $1.1 billion, and professional services, systems maintenance and other services revenue grew 7% year-over-year to $432 million.

EMC completed the third quarter with $5.5 billion in cash and investments. During the third quarter, EMC borrowed $2.2 billion on a short-term, unsecured credit facility to finance the acquisition of RSA Security. Year-to-date the company has spent approximately $2.6 billion to purchase 208 million EMC shares in the open market and to redeem $125 million in convertible debt.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “With overall revenues up 14% year-to-date, EMC is one of the fastest-growing large-cap technology companies in the world. We accelerated our stock buyback during the quarter, buying nearly a third more shares than we purchased during the second quarter and placing us on target to invest at least $3 billion repurchasing EMC shares during 2006.”

Quarterly Highlights

EMC information storage revenues increased 14% compared with the year-ago quarter. EMC Symmetrix sales grew 21%, as customers continue to consolidate information and capitalize on the performance, scalability and flexibility of these market-leading, high-end platforms. In the mid-tier, EMC CLARiiON revenues grew 18% over the year-ago quarter, driven by widespread customer and partner adoption of the easy-to-use and flexible new CLARiiON CX3 UltraScale™ systems. EMC Smarts model-based resource management software license revenues grew more than 100% during the quarter, highlighting the importance customers place on quickly gaining actionable management intelligence to minimize the impact of failures or congestion across the information infrastructure. EMC NetWorker™ software had double-digit, year-over-year revenue growth as organizations continued to invest in backup-to-disk and recovery management.

The EMC Content Management software business grew 25% compared with the year-ago quarter. During the quarter, EMC reached a significant milestone with the announcement of its 15,000th content management customer, reflecting EMC’s strong share gains and leadership in this rapidly growing market.

Security revenues for the full quarter, including the period in which EMC did not own RSA Security or Network Intelligence, grew 30% compared with the year-ago period, with both companies having record revenue during the quarter. New customer acquisitions grew to over 1,500 during the quarter, reflecting, in part, the ongoing success of the recently-introduced RSA SecurWorld™ Channel Program and increasing traction with consumer-facing applications in financial services. Additional third quarter factors included positive momentum from Network Intelligence, as well as customer enthusiasm for RSA Security’s acquisition by EMC.

VMware, an independent EMC subsidiary, had another record quarter and grew total revenues 86% year-over-year to $188.5 million. VMware delivered its highest year-over-year growth rate in five quarters and the second consecutive quarter of sequential quarterly growth of 20%. VMware’s exceptional performance, which now places the company’s revenue on an annualized run rate of $750 million, was fueled by broad adoption of VMware Infrastructure 3, which began shipping in June. VMware’s third quarter momentum and expanding customer base were driven in part by the release of the free VMware Server, which includes the option to purchase enterprise-class support, and the announcement of a new product for Apple Mac users.

Business Outlook

The following statements are based on current expectations. These statements are forward looking and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

•	Consolidated revenues for the fourth quarter are expected to be at or exceed $3.16 billion, which includes at least $110 million from the new security division.

•	Diluted earnings per share for the fourth quarter are expected to be $0.09, including a $0.06 charge related to the aforementioned consolidation efforts and a loss of $0.01 from the security division, primarily due to loan interest for the acquisition of RSA Security. Excluding the consolidation efforts and the loss related to the security division, diluted earnings per share for the fourth quarter are expected to be $0.16.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Symmetrix, CLARiiON and Smarts are registered trademarks, and Network, SecurWorld and UltraScale are trademarks, of EMC and its subsidiaries. VMware is a registered trademark of VMware Inc. RSA is a registered trademark of RSA. All other trademarks used are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance prepared in accordance with GAAP. The reconciliation for the diluted earnings per share for the third quarter of 2006, excluding the September acquisitions follows. In the third quarter of 2006, the results of operations for the security division resulted in a net loss of less than $0.01 per diluted share. As noted in the release, the third quarter 2006 diluted earnings per share was $0.13 both including and excluding the results of operations of the security division. A reconciliation of the remaining non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the text of this release or in the tables entitled “Selected Non-GAAP Data” for the periods ended September 30, 2006 and 2005 attached to this release. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

As specified certain non-GAAP financial measures in this release are adjusted for the results of operations of the security division, stock option expense, tax related benefit and restructuring charges. In addition, stock option expense, restricted stock expense, intangible amortization and in-process research and development and the related tax impact of each is excluded from the non-GAAP financial measures in the schedules entitled “Selected Non-GAAP Data”. Finally, where specified in the table entitled “Selected Non-GAAP Data” for the three-month period ended September 30, 2005, restructuring charges, the related tax impact and certain tax benefits are excluded from the non-GAAP financial measures in the schedule.

EMC’s management uses non-GAAP financial measures to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above listed expenses from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. Non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect EMC’s operations. Specifically, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and with respect to the non-GAAP financial measures that exclude the security division, stock-based compensation, intangible amortization, in-process research and development, restructuring charges, the related tax impact of each and certain tax benefits, do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues:
Product sales	$2,035,652	$1,687,277	$5,717,780	$4,996,110
Services	779,654	678,465	2,222,736	1,957,578

	2,815,306	2,365,742	7,940,516	6,953,688

Cost and expenses:
Cost of product sales	992,272	813,760	2,794,910	2,425,379
Cost of services	339,295	274,365	970,532	819,829
Research and development	312,302	254,720	895,220	742,359
Selling, general and administrative	809,086	641,219	2,339,326	1,899,619
In-process research and development	23,000	—	35,410	3,100
Restructuring charges (credits)	(2,779)	5,849	(4,359)	3,717

Operating income	342,130	375,829	909,477	1,059,685

Investment income	51,160	47,986	174,676	134,475
Interest expense	(5,807)	(1,907)	(8,438)	(5,923)
Other income (expense), net	(947)	2,439	2,248	(934)

Income before taxes	386,536	424,347	1,077,963	1,187,303
Income tax provision	102,872	2,675	239,378	202,433

Income before cumulative effect of a change in accounting principle	283,664	421,672	838,585	984,870

Cumulative effect of a change in accounting principle, net of tax benefit of $808	—	—	(3,372)	—

Net income	$283,664	$421,672	$835,213	$984,870

Net income per weighted average share, basic:

Income before cumulative effect of a change in accounting principle	$0.13	$0.18	$0.37	$0.41

Cumulative effect of a change in accounting principle	—	—	—	—

Net Income	$0.13	$0.18	$0.36	$0.41

Net income per weighted average share, diluted:

Income before cumulative effect of a change in accounting principle	$0.13	$0.17	$0.36	$0.40

Cumulative effect of a change in accounting principle	—	—	—	—

Net Income	$0.13	$0.17	$0.36	$0.40

Weighted average shares, basic	2,215,039	2,383,770	2,290,157	2,390,314

Weighted average shares, diluted	2,240,291	2,433,079	2,327,365	2,439,576

As a % of total revenue:
Gross margin	52.7%	54.0%	52.6%	53.3%
Selling, general and administrative	28.7%	27.1%	29.5%	27.3%
Research and development	11.1%	10.8%	11.3%	10.7%
Operating income	12.2%	15.9%	11.5%	15.2%
Net income	10.1%	17.8%	10.5%	14.2%

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended September 30, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses				Operating Income
	Cost of Revenue	Research and Development	Selling, General and Administrative	In-Process Research and Development
GAAP	$1,331,567	$312,302	$809,086	$23,000	$342,130

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	(11,279)	(15,597)	(35,543)	—	62,419
Restricted Stock Expense (1)	(2,353)	(12,870)	(19,930)	—	35,153
Intangible Amortization (2)	(23,124)	(3,933)	(11,236)	—	38,293
In-Process Research and Development (3)	—	—	—	(23,000)	23,000

Non-GAAP	$1,294,811	$279,902	$742,377	$—	$500,995

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$386,536	$102,872	$283,664	$0.13	$0.13

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	62,419	12,470	49,949	$0.02	$0.02
Restricted Stock Expense (1)	35,153	9,530	25,623	$0.01	$0.01
Intangible Amortization (2)	38,293	13,413	24,880	$0.01	$0.01
In-Process Research and Development (3)	23,000	—	23,000	$0.01	$0.01

Non-GAAP	$545,401	$138,285	$407,116	$0.18	$0.18

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R “Share-Based Payment”.
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents in-process research and development associated with business combinations.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended September 30, 2005

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses				Operating Income
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charges
GAAP	$1,088,125	$254,720	$641,219	$5,849	$375,829

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	(725)	(2,807)	(3,572)	—	7,104
Restricted Stock Expense (1)	(521)	(6,018)	(8,668)	—	15,207
Intangible Amortization (2)	(18,139)	(3,212)	(6,938)	—	28,289
Restructuring charges (3)	—	—	—	(5,849)	5,849
Tax Benefits (4)	—	—	—	—	—

Non-GAAP	$1,068,740	$242,683	$622,041	$—	$432,278

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$424,347	$2,675	$421,672	$0.18	$0.17

Adjustments to reconcile to Non-GAAP:

Stock Option Expense (1)	7,104	2,565	4,539	$—	$—
Restricted Stock Expense (1)	15,207	5,490	9,717	$—	$—
Intangible Amortization (2)	28,289	10,190	18,099	$0.01	$0.01
Restructuring charges (3)	5,849	1,616	4,233	$—	$—
Tax Benefits (4)	—	105,681	(105,681)	$(0.04)	$(0.04)

Non-GAAP	$480,796	$128,217	$352,579	$0.15	$0.15	#

(1)	Represents equity compensation recognized pursuant to Financial Accounting Board Standard No. 123R “Share-Based Payment”.
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents adjustments to prior years’ restructuring charges.
(4)	Represents special tax items.
#	May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,458,320	$2,322,370
Short-term investments	1,211,177	1,615,495
Accounts and notes receivable, less allowance for doubtful accounts of $43,271 and $38,126	1,449,757	1,405,564
Inventories	895,091	724,751
Deferred income taxes	372,398	326,318
Other current assets	252,307	179,478

Total current assets	5,639,050	6,573,976
Long-term investments	2,809,592	3,417,589
Property, plant and equipment, net	1,970,318	1,754,035
Intangible assets, net	1,019,214	563,024
Other assets, net	677,959	598,252
Goodwill, net	5,949,818	3,883,507

Total assets	$18,065,951	$16,790,383

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$745,678	$583,756
Accrued expenses	1,326,561	1,279,857
Income taxes payable	492,676	645,694
Notes payable	2,200,000	—
Deferred revenue	1,258,512	1,164,551

Total current liabilities	6,023,427	3,673,858
Deferred revenue	730,421	640,598
Deferred income taxes	213,965	175,192
Long-term convertible debt	—	126,963
Other liabilities	137,458	108,342

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,202,402 and 2,384,147 shares	22,024	23,841
Additional paid-in capital	3,562,499	5,867,076
Deferred compensation	—	(332,311)
Retained earnings	7,405,724	6,570,511
Accumulated other comprehensive loss	(29,567)	(63,687)

Total stockholders’ equity	10,960,680	12,065,430

Total liabilities and stockholders’ equity	$18,065,951	$16,790,383

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2006	September 30, 2005
Cash flows from operating activities:
Cash received from customers	$8,074,003	$7,149,428
Cash paid to suppliers and employees	(6,311,034)	(5,646,136)
Dividends and interest received	198,721	184,133
Interest paid	(3,115)	(7,014)
Income taxes paid	(471,078)	(61,162)

Net cash provided by operating activities	1,487,497	1,619,249

Cash flows from investing activities:
Additions to property, plant and equipment	(506,054)	(418,962)
Capitalized software development costs	(152,614)	(121,208)
Purchases of short and long-term available for sale securities	(5,011,854)	(8,277,684)
Sales and maturities of short and long-term available for sale securities	6,016,126	8,037,653
Business acquisitions, net of cash acquired	(2,464,187)	(349,957)
Other	(20,860)	(8,155)

Net cash used in investing activities	(2,139,443)	(1,138,313)

Cash flows from financing activities:
Issuance of common stock	144,602	152,724
Purchase of treasury stock	(2,464,888)	(603,419)
Excess tax benefits from stock based compensation	12,036	—
Payment of long-term and short-term obligations	(127,538)	(3,011)
Proceeds from long-term and short-term obligations	2,200,085	201

Net cash used in financing activities	(235,703)	(453,505)

Effect of exchange rate changes on cash	23,599	(35,973)

Net decrease in cash and cash equivalents	(864,050)	(8,542)
Cash and cash equivalents at beginning of period	2,322,370	1,476,803

Cash and cash equivalents at end of period	$1,458,320	$1,468,261

Reconciliation of net income to net cash provided by operating activities:
Net income	$835,213	$984,870
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	3,372	—
Depreciation and amortization	555,965	474,889
Non-cash restructuring and other special charges	35,410	3,100
Stock-based compensation expense	299,510	56,704
Provision for doubtful accounts	9,512	6,026
Deferred income taxes, net	(80,647)	55,430
Tax benefit from stock options exercised	—	36,263
Excess tax benefits from stock based compensation	(12,036)	—
Other	23,934	40,872
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	2,013	10,871
Inventories	(131,284)	(220,333)
Other assets	(53,473)	(46,414)
Accounts payable	141,775	(16,054)
Accrued expenses	(115,146)	11,507
Income taxes payable	(151,320)	50,194
Deferred revenue	121,962	178,843
Other liabilities	2,737	(7,519)

Net cash provided by operating activities	$1,487,497	$1,619,249

Non-cash activity:
- Issuance of stock options exchanged in business combinations	$37,903	$41,381

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	Q3 2006	YTD 2006
Revenues
Systems	$1,025,971	$1,068,725	$1,091,881	$1,300,290	$4,486,867	$1,226,928	$1,151,600	$1,299,321	$3,677,849

Software:
Software License	594,532	619,605	595,396	712,626	2,522,159	621,602	681,998	736,331	2,039,931
Software Maintenance	237,894	258,622	269,145	287,587	1,053,248	303,202	315,189	345,650	964,041

Total Software License & Maintenance	832,426	878,227	864,541	1,000,213	3,575,407	924,804	997,187	1,081,981	3,003,972

Professional, Systems Maintenance and Other Services	374,609	389,359	402,087	402,830	1,568,885	396,081	423,525	431,989	1,251,595

	2,233,006	2,336,311	2,358,509	2,703,333	9,631,159	2,547,813	2,572,312	2,813,291	7,933,416

Other Businesses	10,125	8,504	7,233	6,934	32,796	2,874	2,211	2,015	7,100

Total Consolidated Revenues	$2,243,131	$2,344,815	$2,365,742	$2,710,267	$9,663,955	$2,550,687	$2,574,523	$2,815,306	$7,940,516

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	1.7%	1.7%	0.6%	(0.5)%	0.8%	(2.1)%	(1.1)%	0.7%	(0.8)%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005	Q1 2006	Q2 2006	Q3 2006	YTD 2006
Symmetrix Hardware and Software Revenue ( a )	$652,328	$677,655	$633,308	$754,345	$2,717,636	$718,356	$676,649	$763,770	$2,158,775

CLARiiON Hardware and Software Revenue ( a )	418,641	430,960	425,375	518,729	1,793,705	472,003	446,511	501,704	1,420,218

Connectivity Revenue ( b )	176,053	188,189	226,829	242,992	834,063	204,113	211,713	234,844	650,670

Platform Software License Revenue	$284,485	$312,827	$284,446	$333,442	$1,215,200	$272,819	$291,059	$313,662	$877,540
Platform Software Maintenance Revenue	100,064	104,601	109,727	116,182	430,574	124,057	118,883	124,005	366,945

Total Platform Revenue	$384,549	$417,428	$394,173	$449,624	$1,645,774	$396,876	$409,942	$437,667	$1,244,485

Multi-platform Software License Revenue:
Resource Management Software License Revenue	$146,708	$151,833	$141,002	$167,404	$606,947	$136,467	$150,652	$165,455	$452,574
Backup and Archive Software License Revenue	51,742	49,877	50,467	59,881	211,967	40,797	56,218	51,875	148,890
Content Management Software License Revenue	49,302	39,160	47,637	64,400	200,499	79,675	70,234	52,779	202,688

Total Multi-platform Software License Revenue	$247,752	$240,870	$239,106	$291,685	$1,019,413	$256,939	$277,104	$270,109	$804,152
Multi-platform Software Maintenance Revenue	125,371	134,476	137,196	149,258	546,301	149,534	162,711	166,550	478,795

Total Multi-platform Software License and Maintenance Revenue	$373,123	$375,346	$376,302	$440,943	$1,565,714	$406,473	$439,815	$436,659	$1,282,947

VMware Software License Revenue	$62,295	$65,908	$71,844	$87,499	$287,546	$91,844	$113,835	$125,476	$331,155
VMware Maintenance and Services Revenue	17,795	25,019	29,416	27,710	99,940	39,169	43,657	63,024	145,850

Total VMware Revenue	$80,090	$90,927	$101,260	$115,209	$387,486	$131,013	$157,492	$188,500	$477,005

Total Security Revenue	$—	$—	$—	$—	$—	$—	$—	$37,755	$37,755

( a )	Includes hardware, hardware upgrades and platform software.
( b )	Includes Connectrix fibre channel switch/director revenues, Celerra file server revenue, exclusive of disk revenue, Rainstorage product revenues and Invista product revenues.